SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14 (a) of the
                Securities Exchange Act of 1934 (Amendment No.)



Filed by the Registrant                        [x]
Filed by a Party other than the Registrant     [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2)
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12




                              Peoples Bancorp Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


      ---------------------------------------------------------------------
      (Name of Person Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
         --------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:
         --------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         --------------------------------------------------------


    (4) Proposed maximum aggregate value of transaction:
         --------------------------------------------------------

    (5) Total fee paid:
         --------------------------------------------------------


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid: _________________________________
    (2)  Form, Schedule or Registration Statement No.: ___________
    (3)  Filing Party: ___________________________________________
    (4)  Date Filed: ____________________________________________



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              PEOPLES BANCORP INC.
                                 Marietta, Ohio
                                  March 9, 2001



To the Shareholders of Peoples Bancorp Inc.:

         You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Peoples Bancorp Inc. ("Peoples") to be held at 10:30 A.M., local time, on Thursday, April 12, 2001, in the Ball Room, Holiday Inn, 701 Pike Street, Marietta, Ohio (I-77 Ohio, exit 1), for the following purposes:


1.       To elect the following directors for terms of three years each:

                  Nominee                             Term Expires In

                  Robert E. Evans   (for re-election)       2004
                  Robert W. Price   (for re-election)       2004
                  Paul T. Theisen   (for re-election)       2004
                  Thomas C. Vadakin (for re-election)       2004

2. To transact any other business which properly come before the Annual Meeting and any adjournment thereof.

         Shareholders of record at the close of business on February 15, 2001, will be entitled to notice of and to vote at the Annual Meeting and any adjournment.

         The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy card promptly in the enclosed envelope.

         Peoples' Annual Report to Shareholders for the fiscal year ended December 31, 2000, accompanies this Notice and proxy statement.

                            By Order of the Board of Directors,


                        /S/ RUTH I. OTTO
                            ------------------
                            Ruth I. Otto
                            Corporate Secretary




                              PEOPLES BANCORP INC.
                                   PO Box 738
                                138 Putnam Street
                             Marietta, OH 45750-0738
                                 (740) 374-6136
                             www.peoplesbancorp.com


                                 PROXY STATEMENT
                                 ---------------

         This proxy statement and the accompanying proxy card are being mailed to shareholders of Peoples Bancorp Inc., an Ohio corporation ("Peoples"), on or about March 9, 2001, in connection with the solicitation of proxies by the Board of Directors of Peoples for use at the Annual Meeting of Shareholders of Peoples (the "Annual Meeting") called to be held on Thursday, April 12, 2001, or at any adjournment. The Annual Meeting will be held at 10:30 A.M., local time, in the Ball Room, Holiday Inn, 701 Pike Street, Marietta, Ohio (I-77 Ohio, exit 1).

         Peoples has two wholly-owned subsidiaries, Peoples Bank, National Association ("Peoples Bank"), (formerly The First National Bank of Southeastern Ohio, The Peoples Banking and Trust Company, and Peoples Bank FSB, which were merged as of March 10, 2000, under the title Peoples Bank, National Association), and Northwest Territory Life Insurance Company.

         A proxy card for use at the Annual Meeting accompanies this proxy statement and is solicited by the Board of Directors of Peoples. Shareholders may use their proxy cards if they are unable to attend the Annual Meeting in person or wish to have their common shares voted by proxy even if they do attend the Annual Meeting. Without affecting any vote previously taken, any shareholder appointing a proxy may revoke it at any time before it is voted by filing with the Secretary of Peoples, at the address set forth on the cover page of this proxy statement, written notice of such revocation; by executing a later-dated proxy card which is received by Peoples prior to the Annual Meeting; or by attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

         Only shareholders of record at the close of business on February 15, 2001, (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, 6,496,418 common shares were outstanding and entitled to vote. Each common share entitles the holder to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the common shares outstanding. There is no cumulative voting with respect to the election of directors.

         Shareholders holding common shares in "street name" with a broker dealer, bank, or other holder of record should review the information provided to them by such holder of record. This information will set forth the procedures to be followed in instructing the holder of record how to vote the "street name" common shares and how to revoke previously given instructions.

         Peoples will bear the costs of preparing and mailing this proxy statement, the accompanying proxy card, any other related materials, and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors, or employees of Peoples and its subsidiaries by further mailing, telephone, or personal contact. Peoples will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees, and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding such materials to, and obtaining proxies from, the beneficial owners of common shares entitled to vote at the Annual Meeting.

         The Annual Report to the Shareholders of Peoples for the fiscal year ended December 31, 2000 (the "2000 Fiscal Year") is enclosed herewith.



                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT
                        --------------------------------

         The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of common shares by the only person known to Peoples to be the beneficial owner of more than 5% of the outstanding common shares:

      Name and Address of       Amount and Nature of
        Beneficial Owner        Beneficial Ownership      Percent of Class (1)
      ----------------          --------------------      --------------------

      Peoples Bank - Trustee
      138 Putnam Street
      Marietta, OH  45750         923,751 (2)                    14.22 %

(1) The percent of class is based on 6,496,418 common shares outstanding and entitled to vote on the Record Date.

(2) Includes 178,500 common shares, 573,196 common shares, 120,273 common shares and 51,782 common shares as to which the Investment and Trust Division of Peoples Bank has shared investment and sole voting power, shared investment and voting power, sole voting and investment power, and sole investment and shared voting power, respectively. The officers and directors of Peoples Bank and Peoples disclaim beneficial ownership of these common shares by reason of their positions. Does not include 257,150 common shares held by the Investment and Trust Department in its capacity as Trustee under the Peoples Bancorp Inc. Retirement Savings Plan with respect to which the Investment and Trust Department has neither voting nor investment power.


         The following table sets forth, as of the Record Date, certain information with respect to the common shares beneficially owned by each director of Peoples, by each nominee for election as a director of Peoples, by the executive officers of Peoples named in the Summary Compensation Table and by all executive officers and directors of Peoples as a group:

                  Amount and Nature of Beneficial Ownership (1)
                  ---------------------------------------------

                                          Common Shares
                                       Which Can Be Acquired
                                           Upon Exercise
                          Common Shares  Options Exercisable         Percent of
Name                     Presently Held    Within 60 Days    Total    Class (2)
----                     --------------    --------------   ------    ---------

Carl Baker, Jr.             5,964   (4)          6,652        12,616       (3)
David B. Baker (5)         16,537   (6)         21,244        37,781       (3)
George W. Broughton       124,175   (7)         13,163       137,338      2.11%
Frank L. Christy           61,783   (8)          1,163        62,946       (3)
John W. Conlon (5)         15,006   (9)         18,667        33,673       (3)
Wilford D. Dimit           23,237  (10)         13,271        36,741       (3)
Robert E. Evans (5)       127,116  (11)         44,870       171,986      2.63%
Larry E. Holdren (5)       12,863  (12)         23,059        35,922       (3)
Rex E. Maiden                 855  (13)          5,583         6,438       (3)
Robert W. Price               544  (14)            -0-           544       (3)
Paul T. Theisen            17,809  (15)         13,271        31,080       (3)
Thomas C. Vadakin           6,881  (16)          4,659        11,540       (3)
Joseph H. Wesel            36,014  (17)          9,206        45,220       (3)
Joseph S. Yazombek (5)     12,951  (18)         23,059        36,010       (3)

All directors and
executive officers as a
group (numbering 16)      471,209  (19)        222,954       694,163    10.33%

---------------------------
(1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded to the nearest whole common share.

(2) The percent of class is based upon 6,496,418 common shares outstanding and entitled to vote on the Record Date and the number of common shares as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of the Record Date.

(3)    Reflects ownership of less than 1%.

(4) Includes 5,000 common shares held by B & N Coal, Inc., to which Mr. Baker exercises shared voting and investment power. Does not include 173 common shares credited to Mr. Baker's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Baker has no voting or investment power. Does not include 24,049 common shares held in the Jewel Baker Irrevocable Trust as to which Mr. Baker is a beneficiary and has no voting or investment power.

(5)    Executive officer of Peoples named in the Summary Compensation Table.

(6) Includes 8,165 common shares held jointly by Mr. Baker and his wife as to which he exercises shared voting and investment power. Includes 8,291 common shares allocated to the account of Mr. Baker in the Peoples Bancorp Inc. Retirement Savings Plan with respect to which Mr. Baker has the power to direct the voting and disposition. Does not include 399 common shares owned by his wife in an individual retirement account as to which common shares Mr. Baker has no voting or investment power.

(7) Includes 6,174 common shares held by Mr. Broughton as custodian for his children, as to which Mr. Broughton has sole voting and investment power and claims beneficial ownership. Includes 440 common shares held by GWB Sales, Inc., as to which Mr. Broughton exercises shared voting and investment power. Includes 45,241 common shares held by Mr. Broughton as Trustee of the George W. Broughton and Nancy R. Broughton Retained Annuity Trust, as to which Mr. Broughton has voting and investment power. Does not include 12,857 common shares held of record and beneficially owned by Mr. Broughton's wife, as to which he has no voting or investment power and disclaims beneficial ownership. Does not include 2,069 common shares held in the Carl Broughton Trust as to which Mr. Broughton is a beneficiary. (Peoples Bank is trustee of this trust and exercises sole voting and investment power with respect to these common shares, which are included among the common shares shown as beneficially owned by Peoples Bank in the preceding table.) Does not include 855 common shares credited to Mr. Broughton's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Broughton has no voting or investment power.

(8) Includes 5,215 common shares held in the Frank L. Christy Investment Account as to which he exercises shared voting and investment power. Also includes 56,348 common shares held in the Riverbank Restaurants Inc. Agency Account as to which Mr. Christy exercises shared voting and investment power.

(9) Includes 8,501 common shares allocated to the account of Mr. Conlon in the Peoples Bancorp Inc. Retirement Savings Plan with respect to which Mr. Conlon has the power to direct the voting and disposition.

(10) Includes 15,120 common shares held jointly by Mr. Dimit and his wife as to which he exercises shared voting and investment power. Does not include 8,396 common shares credited to Mr. Dimit's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Dimit has no voting or investment power.

(11) Includes 26,926 common shares allocated to the account of Mr. Evans in the Peoples Bancorp Inc. Retirement Savings Plan with respect to which Mr. Evans has the power to direct the voting and disposition. Does not include 16,870 common shares held of record and owned beneficially by Mr. Evans' wife, nor 3,007 common shares held jointly by Mr. Evans' wife and son, Douglas B. Evans, as to which common shares Mr. Evans has no voting or investment power and disclaims beneficial ownership. Does not include 8,183 common shares credited to Mr. Evans' account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Evans has no voting or investment power.

(12) Includes 10,921 common shares allocated to the account of Mr. Holdren in the Peoples Bancorp Inc. Retirement Plan with respect to which Mr. Holdren has the power to direct the voting and disposition.

(13) Does not include 933 common shares credited to Mr. Maiden's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Maiden has no voting or investment power.

(14) Does not include 203 common shares credited to Mr. Price's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Price has no voting or investment power.

(15) Does not include 3,869 common shares credited to Mr. Theisen's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Theisen has no voting or investment power.

(16) Includes 6,238 common shares in the Thomas C. Vadakin Investment Account in Peoples Bank in which Mr. Vadakin shares investment and voting power.

(17) Does not include 11,196 common shares held of record and beneficially owned by Mr. Wesel's wife as to which he has no voting or investment power and disclaims beneficial ownership. Does not include 5,281 common shares credited to Mr. Wesel's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Wesel has no voting or investment power. Does not include 30,528 common shares in the Joseph and Lu Wesel Grandchildren's Trust, as to which the Peoples Bank has sole investment and voting power. Does not include 22,591 common shares held of record by the Marietta Ignition, Inc. Pension Plan as to which Mr. Wesel has no voting or investment power and disclaims beneficial ownership. Mr. Wesel serves as a member of the Administrative Committee for Marietta Ignition, Inc. Pension Plan. Peoples Bank shares voting power with respect to the common shares held in the Marietta Ignition, Inc. Pension Plan with the Plan Administrator and said common shares are included among the common shares shown as beneficially owned by Peoples Bank in the preceding table.

(18) Includes 10,010 common shares allocated to the account of Mr. Yazombek in the Peoples Bancorp Inc. Retirement Plan with respect to which Mr. Yazombek has the power to direct the voting and disposition.

(19) Includes common shares held jointly by directors and executive officers with other persons. Also includes 65,914 common shares allocated to the accounts of all executive officers of Peoples in the Peoples Bancorp Inc. Retirement Savings Plan. See notes (4) and (6) through (18) above.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
             -------------------------------------------------------

         To Peoples' knowledge, based solely on a review of reports furnished to Peoples and written representations that no other reports were required, during the 2000 Fiscal Year, all filing requirements applicable to officers, directors, and greater than 10% beneficial owners of Peoples under Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") were complied with, except as noted below:

(1) Carl L. Baker, Jr. filed a Form 4 on November 11, 2000, to report late transactions by B&N Coal, Inc. during February, March, and September, 2000. Mr. Baker is President & CEO of B&N Coal, Inc., and may be deemed the beneficial owner of the common shares held by B&N Coal, Inc.

(2) George W. Broughton filed an amended Form 4 on August 10, 2000, to report two late transactions, which occurred in June 2000.

(3) Frank L. Christy received a December 1999 gift which should have been reported on Form 5 for the 1999 fiscal year; the transaction was reported on Mr. Christy's Form 5 for the 2000 Fiscal Year filed on February 12, 2001.

(4) Wilford D. Dimit filed a late Form 4 on August 10, 2000, to report one transaction which occurred in June 2000.

(5) Robert E. Evans filed a Form 5 for the 2000 Fiscal year, which included one late report of one transaction which occurred in July 2000.

(6) Larry E. Holdren filed a Form 5 for the 2000 Fiscal Year, which reported one transaction which occurred in December, 1999, and should have been reported on his Form 5 for the 1999 fiscal year.

(7) Robert W. Price was elected to the Board of Directors, effective September 1, 2000. His Form 3 was filed one day late with the SEC on September 12, 2000.



                        TRANSACTIONS INVOLVING MANAGEMENT
                        ---------------------------------

         Paul T. Theisen is of counsel to the law firm of TheisenBrock, LPA, which rendered legal services to Peoples and its subsidiaries during Peoples' 2000 Fiscal Year, and is expected to render legal services to Peoples and its subsidiaries during Peoples' 2001 fiscal year.

         During Peoples' 2000 Fiscal Year, Peoples Bank entered into banking transactions, in the ordinary course of business, with certain executive officers and directors of Peoples, with members of their immediate families, and with corporations for which directors of Peoples serve as executive officers. It is expected that similar banking transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and the collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Peoples or its subsidiaries. These loans have been subject to, and are presently subject to, no more than a normal risk of uncollectibility, and present no other unfavorable features. The aggregate amount of loans to directors and executive officers of Peoples, and affiliates of these directors and executive officers, as a group at December 31, 2000, was $7,400,000. This does not include the aggregate amount of $16,072,000 in loans to individuals acting in the sole capacity as directors or executive officers of subsidiaries of Peoples, including affiliates of these directors and executive officers. As of the date of this proxy statement, all of such loans are performing loans.



                              ELECTION OF DIRECTORS
                              ---------------------

         Pursuant to the authority granted under Section 2.02 (C) of Peoples' Regulations, on February 1, 2000, the Board of Directors increased the number of Directors in the class whose term expires at the Annual Meeting to four and appointed Carl Baker, Jr. to fill the vacancy created by such increase. Each director is to be elected for a three-year term and until his successor is duly elected and qualified. The individuals named in the accompanying proxy card intend to vote the common shares represented by the proxies received pursuant to this solicitation for the nominees named below who have been designated by the Board of Directors, unless otherwise instructed on the proxy card.

         The following table gives certain information concerning each nominee for election as a director of Peoples. Unless otherwise indicated, each has had his principal occupation for more than five years.


                                                                                               Director       Nominee
                                             Position(s) Held With Peoples and               Continuously    For Term
          Nominee           Age    Its Principal Subsidiaries and Principal Occupation(s)        Since      Expiring In
          -------           ---    ------------------------------------------------------        -----      -----------
Robert E. Evans             60  President,  and Chief  Executive  Officer  of  Peoples  and      1980          2004
                                Peoples Bank; Chairman of the Board of Peoples Bank.

Robert W. Price             38  President of: Smith Concrete Company,  a ready-mix concrete      2000          2004
                                company,  since 1992;  Chesterhill  Stone Company,  a sand, limestone and gravel company,  since 1992; and Price Inland
                                Terminal Company,  an off-river  terminal service providing offloading  and dry bulk  storage  of raw  material,  since
                                August 1994.

Paul T. Theisen (1)         70  Of counsel, TheisenBrock,  LPA, Attorneys at Law, Marietta,      1980          2004
                                Ohio. (2)

Thomas C. Vadakin (1)       70  Director,   The  Airolite   Company,   Marietta,   Ohio,  a      1989          2004
                                manufacturer of ventilation louvers.  (2)

---------------------------

(1)      Thomas C. Vadakin and Paul T. Theisen are brothers-in-law.

(2)      Also a director of Peoples Bank.

      While it is contemplated that all nominees will stand for election, if one or more nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned individuals will be unavailable or unable to serve if elected to the Board.

      The Regulations of Peoples provide that shareholder nominations for election to the Board of Directors must be made in writing and must be delivered or mailed to the Secretary of Peoples not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Each nomination must contain the following information to the extent known by the notifying shareholder: (a) the name, age, business address and residence address of each proposed nominee; (b) the principal occupation or employment of each proposed nominee; (c) the number of common shares beneficially owned by each proposed nominee and by the notifying shareholder; and (d) any other information required to be disclosed with respect to a nominee for election as a director under the proxy rules promulgated under the Exchange Act. Each such notification must be accompanied by the written consent of the proposed nominee to serve as a director of Peoples if elected. Nominations not made in accordance with the Regulations of Peoples, as determined by the Chairman of the Annual Meeting will be disregarded. Under Ohio law and Peoples' Regulations, the four nominees for election as directors receiving the greatest number of votes will be elected as directors.

      The following table gives certain information concerning the current directors who will continue to serve after the Annual Meeting. Unless otherwise indicated, each individual has had his principal occupation for more than five years.

                                                                                            Director
                                   Position(s) Held With Peoples and                      Continuously    Term
      Name            Age   Its Principal Subsidiaries and Principal Occupation(s)           Since       Expires In
----------------      ---   ------------------------------------------------------------  ------------   -----------
Carl Baker, Jr.        38  President and CEO, B & N Coal,  Inc., a mining,  reclamation,       2000         2003
                           and construction  concern in Southeastern  Ohio;  Co-Owner of
                           Sharon Stone Company,  a limestone and slag producer in Noble and Washington  Counties,  Ohio;  Owner of Dexter  Hardwoods,
                           Inc., a hardwood sawmill located in Noble County, Ohio.

George W. Broughton    43  President,  GWB  Sales,  Inc.,  Marietta,  Ohio,  a  business       1994         2003
                           development  company,  since  September,  1999;  Director and
                           Executive  Vice  President/Sales  and  Marketing,   Broughton
                           Foods Co., a processor  and  distributor  of dairy  products, from December,  1981 to August,  1999; Director of SBR, Inc.,
                           maker  of  replacement   windows  and  owner  of  "Woodcraft"
                           catalog and stores (1)

Frank L. Christy       53  President/Owner   of  Christy  &   Associates,   a  business        1999         2002
                           development company located in Marietta, Ohio.

Wilford D. Dimit       66  President  of  First  Settlement,  Inc.,  Marietta,  Ohio,  a       1993         2003
                           retail clothing store, shoe store and restaurant. (1)

Rex E. Maiden          65  Chairman of the Board of Maiden & Jenkins  Construction  Co.,       1996         2002
                           Nelsonville,   Ohio,   highway  and  bridge   contractor  and
                           contractor  of   commercial,   industrial   and   educational
                           buildings;  Treasurer  and Director of Sunday Creek Coal Co.,
                           Nelsonville,  Ohio,  holding  company  for land and  minerals
                           (coal  and  oil);  President  and  Chairman  of the  Board of
                           Nelsonville  Consulting and  Construction  Co.,  Nelsonville,
                           Ohio,  design consulting firm;  Chairman of the Board,  Black
                           Top  Contracting,   Nelsonville,   Ohio,  paving  contractor;
                           Chairman  of the Board,  B T  Materials,  Nelsonville,  Ohio,
                           sand and  gravel  mining  operation  and  ready-mix  concrete plant. (1)

Joseph H. Wesel        71  Chairman and Chief Executive  Officer of Marietta  Automotive       1980         2002
                           Warehouse,   Inc.,   Marietta,   Ohio,  an  automotive  parts
                           wholesaler;  President of Auto Paints  Works Inc.,  Marietta,
                           Ohio,  a  wholesaler/retailer  of auto  paint  and body  shop supplies;  President of W.D.A., Inc., Marietta,  Ohio, a real estate holding company; Director,  Marietta Ignition, Inc., a
                           wholesaler/retailer   of  automotive   parts  and  industrial
                           supplies;  Director of Peoples Bank; Chairman of the Board of
                           Peoples since 1991. (1)

-------------------------

(1)      Also a director of Peoples Bank.

         The Board of Directors held a total of fifteen (15) meetings during Peoples' 2000 Fiscal Year. Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors, and of the total number of meetings held by all committees on which he served, during his period of service. The Board of Directors maintains two standing committees.

         The Audit  Committee  is  comprised  of seven  independent  directors,
             ----------------
as that term is defined for the purposes of the NASDAQ rules: Wilford D. Dimit, Chairman; Carl L. Baker, George W. Broughton, Frank L. Christy, Robert W. Price, Thomas C. Vadakin, and Joseph H. Wesel. The Peoples Bancorp Inc. Board of Director's Audit Committee Charter, as approved by the Board of Directors for the 2001 fiscal year, governs the Audit Committee. A copy of the Charter is included as Appendix A. The activities of the Audit Committee are detailed in the Board of Directors' Audit Committee Report to Shareholders as found below.

         The Compensation Committee is comprised of five independent directors:
             ----------------------
Frank L. Christy, Wilford D. Dimit, Rex E. Maiden, Thomas C. Vadakin and Joseph
H. Wesel, none of whom is a compensated executive officer or employee of Peoples or its subsidiaries. The function of the Compensation Committee is to review and recommend for approval by the Board of Directors salaries, bonuses, employment agreements and employee benefit plans for officers and employees, to supervise the operation of Peoples' compensation plans, including its stock option plans, to select those eligible employees who may participate in each plan (where selection is required) and prescribe (where permitted under the terms of the plan) the terms of any stock options granted under any stock option plan of Peoples.

         The Board of Directors does not have a standing nominating committee or committee performing similar functions.



                       BOARD OF DIRECTORS' AUDIT COMMITTEE
                             REPORT TO SHAREHOLDERS

         The Audit Committee oversees Peoples' financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Board of Directors appointed Ernst & Young LLP ("E&Y") as independent auditors for Peoples during the 2000 Fiscal Year. E&Y is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Committee reviewed with E&Y their judgments as to the quality, not just the acceptability, of Peoples' accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with E&Y the auditors' independence from management and Peoples including the matters in the written disclosures required by the Independence Standards Board. The Committee considered the fees for non-audit services rendered by E&Y with the compatibility of the auditors' independence.

         The committee discussed with Peoples' internal auditors and E&Y the overall scope and plans for their respective audits. The committee met with the internal auditors and E&Y, with and without management present, to discuss the results of their examinations, their evaluations of Peoples' internal controls, and the overall quality of Peoples' financial reporting. The committee held five meetings during 2000 Fiscal Year 2000.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the board has approved) the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee has also recommended to the Board of Directors the selection of E&Y as Peoples' independent auditors for the 2001 fiscal year.

Submitted by the Audit Committee of Peoples' Board of Directors:

         Wilford D. Dimit, Chairman; Carl L. Baker, George W. Broughton, Frank L. Christy, Robert W. Price, Thomas C. Vadakin, and Joseph H. Wesel, Members.


                        REPORT OF THE BOARD OF DIRECTORS'
                             COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee meets periodically to review and recommend for approval by the Board of Directors salaries, bonuses, employment agreements and employee benefits plans for officers and employees, including executive officers of Peoples. The Committee also supervises the operation of Peoples' compensation plans, selects those eligible employees who may participate in each plan (where selection is permitted) and prescribes (where permitted under the terms of the plan) the terms of any stock options granted under any stock option plan of Peoples. The Compensation Committee met four times during 2000 Fiscal Year.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits Peoples from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of Peoples' fiscal year and the four most highly compensated officers of Peoples, other than the chief executive officer, at the end of Peoples' fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation". Due to the fact that all executive officers of Peoples receive compensation at levels substantially below the $1 million deductibility limit, the Committee does not propose at this time to present for shareholder approval performance goals such as those provided in the Performance Compensation Program ("Program") discussed below. The 1995 Stock Option Plan and the 1998 Stock Option Plan comply with Section 162(m) so that any compensation which may be received by executive officers of Peoples under those plans will qualify as "performance-based". The Committee will rely, from time to time, upon the advice of Peoples' General Counsel regarding the appropriateness of presenting the Program, or any similar plan, to shareholders.

         The Committee operates under the principle that the compensation of executive officers should be directly and significantly related to the financial performance of Peoples. The compensation philosophy of Peoples reflects a commitment to reward executive officers for performance through cash compensation and through plans designed to enhance the long-term commitment of officers and employees to Peoples and its subsidiaries. Peoples seeks to attract and retain quality talent, which is key to the short and long-term success of Peoples. In order to accomplish this goal, Peoples seeks to pay its executives base salaries that are competitive and comparable to other financial institutions of similar size and overall performance. The cash compensation program for executive officers consists of two elements, a base salary component and an incentive component payable under the Program. The combination of base salary and incentive compensation is designed to relate total cash compensation levels to the performance of Peoples, its subsidiaries and the individual executive officer. The Committee reviewed comparative salary data for the chief executive officer from various sources of information including the Bank Administration Institute's 1999 Bank Cash Compensation Survey for Illinois, Indiana, Michigan, Ohio, and Wisconsin (159 banks participating); the Bank Administration Institute's 1999 Bank Cash Compensation for Ohio (21 banks participating); the 1999 Bank Compensation Survey as prepared by Crowe, Chizek and Company LLP for Midwestern banks of the asset size $500 million - $1 billion (34 banks participating) and greater than $1 billion (24 banks participating); and executive compensation data along with performance data as taken from 1998 proxy data for ten financial institution holding companies. The Committee approved a base salary increase of 10% for Mr. Evans for 2000 Fiscal Year to $248,160. At mid-year, the Committee compared Mr. Evans' compensation with compensation data gathered from proxy statements of 20 financial institution holding companies headquartered in Ohio and West Virginia. The Committee considered the relative size of this peer group as well as various performance ratios and compared this information to corresponding data for Peoples. The Committee approved a base salary increase to $273,160 (annualized amount), effective the second half of 2000 Fiscal Year. These adjustments caused Mr. Evans' 2000 base salary to equal 75% to 104% of the 1999 median salaries reported in the three surveys referenced above for financial institutions with total assets greater than or equal to $1 billion. The Committee was of the opinion the adjustments made were necessary and appropriate to provide reasonably competitive compensation.

         In late 1996, Peoples established a Performance Compensation Program ("Program") in which all employees of Peoples and its subsidiaries are eligible to participate. The Program is designed to reward all employees for balanced growth and increased profitability. The amount of the award available for distribution is based upon Peoples' performance with regard to specified performance goals. In 2000, the incentive payout was based on Peoples' consolidated financial results. The allocation of the bases for the payout percentage may be adjusted on an annual basis.

         In 2000, the performance goals focused on loan growth, deposit retention, profitability, asset quality, productivity (increased operational efficiency), and earnings per share growth. The Program compared current year performance to the immediately prior year and rewarded employees for incremental growth in the key performance goals previously listed. Each performance goal was weighted according to contribution to net income. Consequently, enhanced performance in relation to the performance goals creates higher incentive bonuses.

         The incentive compensation of the executive officers listed on page 10 was based entirely on Peoples' consolidated financial results and the aforementioned key performance goals. During 2000, performance goals were exceeded resulting in a payout during 2001 to Mr. Evans, Mr. Baker, Mr. Conlon, Mr. Holdren, and Mr. Yazombek of 7.87% of their base salary. Mr. Evans also received an additional bonus for 2000, to be paid in 2001, in the amount of $10,426. This additional bonus was awarded in lieu of any usual base salary increase that would have typically been awarded to Mr. Evans at the beginning of 2001, in recognition of the overall performance of Peoples and sustained earnings growth over the last several years. The Committee observed the annual bonus payments made to executive officers are below the current market percentages paid to executive officers of financial institutions of similar size and with similar performance ratios. The Committee will continue to monitor this and other compensation issues to ensure adequate and appropriate compensation of Peoples' executives while creating a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

         Peoples' long-term compensation program consists primarily of stock options granted under Peoples' Stock Option Plans. The Committee believes that stock ownership by members of Peoples' management and stock-based performance compensation arrangements are important in aligning the interests of management with those of shareholders, generally in the enhancement of shareholder value. Options are granted with an exercise price equal to the fair market value of Peoples' common shares on the date of grant. If there is no appreciation in the fair market value of Peoples' common shares, the options are valueless. The Committee grants options based upon its subjective determination of the relative current and future contribution each officer has or may make to the long-term welfare of Peoples.

         On April 27, 2000, the Committee granted incentive stock options to Mr. Evans covering a total of 3,000 common shares at an exercise price of $17.25 for a term of ten (10) years with vesting of 25% annually from April 27, 2003; granted incentive stock options covering 12,000 common shares to Mr. Baker, Mr. Conlon, Mr. Holdren and Mr. Yazombek (3,000 common shares to each) at an exercise price of $17.25 for a term of ten (10) years with vesting of 25% annually from April 27, 2003, and granted incentive stock options covering a total of 50,000 common shares to the key employees as a group, exclusive of Mr. Evans, Mr. Baker, Mr. Conlon, Mr. Holdren and Mr. Yazombek, at a price of $17.25 for a term of ten (10) years with vesting of 25% annually from April 27, 2003.

         In order to further enhance Mr. Evans' long-term commitment to Peoples Bank, Peoples Bank entered in a Deferred Compensation Agreement with him in 1976. Under this agreement, Mr. Evans agreed to serve Peoples Bank as an employee until he reaches age 65 or until his earlier retirement, disability or death and agreed not to engage in activities in competition with Peoples Bank. The amount of $5,000 is automatically accrued to Mr. Evans' account upon the completion of each year of service to Peoples Bank until he reaches normal retirement age.

         At various times in the past, Peoples has adopted certain broad-based employee benefit plans in which Peoples' executive officers are permitted to participate on the same terms as non-executive officer employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

         To enhance the long-term commitment of the officers and employees of Peoples and its subsidiaries, Peoples established the Peoples Bancorp Inc. Retirement Savings Plan (the "Peoples 401(k) Plan"). All officers and employees of Peoples and its subsidiaries may participate in the Peoples 401(k) Plan, upon satisfying applicable eligibility criteria. Peoples' matching contributions and participant contributions may be invested in common shares providing each participant with motivation toward safe and sound long-term growth of Peoples. Peoples' matching contributions may vary at the discretion of the Board of Directors.

Submitted by the Compensation Committee of Peoples' Board of Directors:
         Joseph H. Wesel, Chairman; Frank L. Christy, Wilford D. Dimit, Rex E. Maiden, and Thomas C. Vadakin, Members


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS


Summary of Cash and Certain Other Compensation
----------------------------------------------

         The following table shows for the last three fiscal years, the cash compensation paid by Peoples and its subsidiaries, as well as certain other compensation paid or accrued for those years, to Robert E. Evans, the Chief Executive Officer of Peoples and the four most highly compensated executive officers of Peoples.



                                             SUMMARY COMPENSATION TABLE


                                                                                     Long-Term
                                                      Annual Compensation           Compensation
                                                      -------------------              Awards
                                                                                   Common Shares    All Other
             Name and                         Salary       Directors'   Bonus        Underlying   Compensation
        Principal Position         Year        ($)          Fees (1)    ($) (2)     Options (3)      ($) (4)
        ------------------         ----        ---          --------    -------     -----------      -------

Robert E. Evans                    2000     $ 260,660    $  16,700     $ 30,940        3,000         $13,451
President & Chief Executive        1999     $ 225,605    $  18,750     $ 12,476        6,253         $ 7,400
Officer                            1998     $ 212,800    $  18,750     $ 11,384        6,687         $ 8,383

David B. Baker                     2000     $ 126,349    $     200     $  9,680        3,000         $ 5.263
Executive Vice President           1999     $  95,851    $     700     $  5,235        6,050         $ 1,437
                                   1998     $  89,040    $   2,200     $  4,763          644         $ 1,421

John W. Conlon                     2000     $ 110,500                  $  8,696        3,000         $ 4,618
Chief Financial Officer and        1999     $  95,851                  $  6,959        6,050         $ 1,412
Treasurer                          1998     $  84,624                  $  4,527          644         $ 1,351

Larry E. Holdren                   2000     $ 125,005                  $  9,837        3,000         $ 5,211
Executive Vice President           1999     $  95,533                  $  5,272        6,050         $ 1,501
                                   1998     $  88,680                  $  4,744          644         $ 1,412

Joseph S. Yazombek                 2000     $ 123,000    $     200     $  9,680        3,000         $ 4,927
Executive Vice President/          1999     $  91,467    $   1,200     $ 20,058        6,050         $ 1,018
Chief Lending Officer              1998     $  78,400    $   2,200     $  4,194          644         $ 1,266

------------------------------------

(1) Fees received by Mr. Evans for services rendered as a director of Peoples and its subsidiaries. Fees received by Mr. Baker and Mr. Yazombek for services rendered during 1998 as directors of Russell Federal Savings Bank, Catlettsburg Federal Savings Bank, and, during 1999 and 2000, as directors of Peoples Bank FSB, all subsidiaries of Peoples at time of payment of the fees.

(2) All bonuses were earned under the Performance Compensation Program, and are reported for the fiscal year for which they were earned. Bonuses are traditionally paid during the first quarter of the following fiscal year.

(3) These numbers have been adjusted for a 10% stock dividend issued on March 14, 2000, a 10% stock dividend issued on June 15, 1999, and a 3-for-2 stock split effective April 30, 1998.

(4) "All Other Compensation" includes contributions by Peoples to the Peoples 401(k) Plan on behalf of each of the named executive officers to match their pre-tax elective deferral contributions (included under "Salary"). For Mr. Evans, "All Other Compensation" also includes the amount of $5,000, which was accrued pursuant to the terms of a Deferred Compensation Agreement between Mr. Evans and Peoples.
        See the discussion under "Deferred Compensation Agreement".



Grant of Options
----------------

         The following table sets forth information concerning individual grants of options made under Peoples' 1998 Stock Option plan during the 2000 Fiscal Year to the named executive officers. Peoples has never granted stock appreciation rights.


                                         % of Total
                      Number of Common    Options                                  Potential Realizable Value
                     Shares Underlying   Granted to                                at Assumed Annual Rates of
                      Options Granted    Employees    Exercise Price  Expiration  Share Price Appreciation for
         Name            (#) (1)       in Fiscal Year    $/Share        Date            Option Term (2)
         ----            --------      --------------    -------        ----            ---------------

                                                                                      5% ($)     10% ($)
                                                                                       ------     -------
Robert E. Evans             3,000           4.58%         $17.25       4/26/2010      $32,550    $82,470

David B. Baker              3,000           4.58%         $17.25       4/26/2010      $32,550    $82,470

John W. Conlon              3,000           4.58%         $17.25       4/26/2010      $32,550    $82,470

Larry E. Holdren            3,000           4.58%         $17.25       4/26/2010      $32,550    $82,470

Joseph S. Yazombek          3,000           4.58%         $17.25       4/26/2010      $32,550    $82,470


(1) All options were granted under the 1998 Stock Option Plan, 25% of which become exercisable annually beginning April 27, 2003. If employment is terminated by reason of death while an employee of Peoples or a Subsidiary, the options may be exercised in full for a period of year following the termination of employment, subject to the stated terms of the option. If employment is terminated by reason of retirement under the provisions of any retirement plan of Peoples, or for any reason other than cause, the options may be exercised in full for a period of three months after termination of employment, subject to the stated term of each option. If employment is terminated for cause, the unexercised options will be forfeited.

(2) The amounts reflected in this table represent the specified, assumed annual rate of appreciation only and have been rounded to the nearest whole dollar. Actual realized value, if any, on option exercise will be dependent on the actual appreciation of the common shares over the term of each option. There can be no assurances that the potential realizable values reflected in this table will be achieved.


Option Exercises and Holdings
-----------------------------

         The following table summarizes information concerning unexercised options held as of the end of the 2000 Fiscal Year by each of the named executive officers. None of the named executive officers exercised options during the 2000 Fiscal Year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                          Number of                          Number of Common
                        Common Shares                       Shares Underlying             Value of Unexercised
                         Underlying                        Unexercised Options            In-the-Money Options
                           Options          Value           at FY-End (#) (1)              at FY-End ($) (2)
                                                            -----------------              -----------------
        Name              Exercised     Realized ($)   Exercisable    Unexercisable   Exercisable   Unexercisable
        ----              ---------     ------------   -----------    -------------   -----------   -------------

Robert E. Evans               0              N/A          43,119          27,097        $185,621          $0

David B. Baker                0              N/A          21,244          12,663        $ 80,505          $0

John W. Conlon                0              N/A          18,667          12,663        $ 63,033          $0

Larry E. Holdren              0              N/A          23,059          12,663        $ 92,811          $0

Joseph S. Yazombek            0              N/A          23,059          12,663        $ 92,811          $0

----------------------

(1) These numbers have been adjusted to reflect the 10% stock dividends issued on March 14, 2000, and June 15, 1999, and the three-for-two stock split effective April 30, 1998.

(2) "Value of Unexercised In-the-Money Options at FY-End" is based upon the fair market value of Peoples' common shares on December 31, 2000 ($14.75) less the exercise price of in-the-money options at the end of the 2000 Fiscal Year.



Pension Plan
------------

         The following table shows the estimated annual pension benefits payable upon retirement at age 65 on a lifetime annuity basis under the Peoples Bancorp Inc. Retirement Plan, a funded, noncontributory pension plan (the "Pension Plan"), to a covered participant in specified compensation and years of service classifications.

                                   PENSION PLAN TABLE
                                   ------------------
                                           Years of Service
 Annualized Average     -------------------------------------------------------
Monthly Compensation
--------------------
                            15          20         25         30         35
                        ---------   ---------   ---------  ---------  ---------
      $125,000           $32,642     $43,522     $54,403    $65,283    $65,283
      $150,000           $39,767     $53,022     $66,278    $79,533    $79,533
      $175,000           $45,467     $60,622     $75,778    $90,933    $90,933
      and over

         Benefits listed in the Pension Plan Table are not subject to deduction for Social Security benefits or other amounts and are computed on a lifetime annuity basis.

         Monthly benefits upon normal retirement (age 65) are based upon 40% of "average monthly compensation" plus 17% of the excess, if any, of "average monthly compensation" over "covered compensation". For purposes of the Pension Plan, "average monthly compensation" is based upon the monthly compensation (including regular salary and wages, overtime pay, bonuses and commissions) of an employee averaged over the five consecutive credited years of service which produce the highest monthly average within the last ten years preceding retirement and "covered compensation" is the average of the 35 years of social security wage bases prior to social security retirement age. As of the end of the 2000 Fiscal Year, "covered compensation" for Mr. Evans was $46,896, Mr. Baker $57,708, Mr. Conlon $55,992, Mr. Holdren $59,376, and Mr. Yazombek $68,220. 2000 annual compensation, to the extent determinable, for purposes of the Pension Plan, for Mr.Evans was $170,000, Mr. Baker $134,052, Mr.Conlon $117,149, Mr. Holdren $130,277, and Mr.Yazombek $143,259. As of the end of 2000 Fiscal Year, credited years of service for Mr. Evans was 30, Mr. Baker 26, Mr. Conlon 19, Mr. Holdren 19, and Mr. Yazombek 18.


Deferred Compensation Agreement
-------------------------------

         On November 18, 1976, Peoples Bank entered into a Deferred Compensation Agreement with Mr. Evans. Under this Deferred Compensation Agreement, Mr. Evans agreed to serve Peoples Bank as an employee until he reaches age 65 or until his earlier retirement, disability or death and agreed not to engage in activities in competition with Peoples Bank. Under this Agreement, Mr. Evans or his beneficiaries are entitled to receive specified amounts upon Mr. Evans' retirement, disability or death, which amounts are payable monthly for ten years (with interest) or in one lump sum at the election of Peoples Bank. The principal amount payable to Mr. Evans is based upon the sum of the amounts accrued for his account during his years of employment with Peoples Bank. During Peoples' 2000 Fiscal Year, the amount of $5,000 was accrued for Mr. Evans' account pursuant to his Deferred Compensation Agreement and as of December 31, 2000, a total of $125,000 had been accrued for his account. The amount of $5,000 will be accrued for Mr. Evans' account upon the completion of each year of service to Peoples Bank until he reaches normal retirement age.


Directors' Compensation
-----------------------

         Each director of Peoples receives $600 per calendar quarter and $600 for each meeting attended.

         Since 1991, Peoples has maintained the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (the "Directors' Plan"). Voluntary participation in the Directors' Plan enables a director of Peoples, or of one of its subsidiaries, to defer all or a part of his or her directors' fees, including federal income tax thereon. Since January 2, 1998, Directors have been permitted to allocate their deferrals between a cash account (earning interest equal to Peoples Bank's three-year CD interest rate) and a stock account (credited with common shares based upon on the amount deferred and cash dividends on such common shares). The only right a participant has with respect to his cash account and/or stock account is to receive distributions upon retirement from service to Peoples. Distribution of the deferred funds is made in a lump sum or annual installments beginning in the first year in which the person is no longer a director. The stock account will be paid only in common shares and the cash account only in cash.

         Directors who are not employees of Peoples (the "Non-Employee Directors") were granted non-qualified stock options under Peoples' 1998 Stock Option Plan (the "1998 Plan"). Each Non-Employee Director then serving on Peoples' Board of Directors and who had served on Peoples' Board of Directors or the Board of Directors of a subsidiary for all or a portion of at least the preceding five calendar years (the "Five-Year Service Requirement") was granted options for 1,238 common shares on the date of the Annual Meeting in 1998 and 2000. Each Non-Employee Director who had not satisfied the Five-Year Service Requirement was granted an option for 248 common shares (as adjusted) plus 248 common shares for each calendar year (or portion thereof) served.

         All options granted to Non-Employee Directors under the 1998 Plan have an exercise price equal to 100% of the fair market value of the underlying common shares on the grant date and a term of ten (10) years. If a Non-Employee Director ceases to be a Director for any reason other than his death or for "cause", his options may be exercised in full until the expiration of the term of the options. However, if the former Non-Employee Director dies prior to the expiration of the term of his options, those options may only be exercised for a period of two years following his death, subject to the stated term of the options. If a Non-Employee Director ceases to be a Director for cause, all of his options will immediately terminate.

         Peoples also automatically granted options to Non-Employee Directors under the terms of Peoples' 1993 Stock Option Plan (the "1993 Plan") and the 1995 Stock Option Plan (the "1995 Plan"). No options have been granted to Non-Employee Directors under the 1993 Plan since April 10, 1997, and no options have been granted to Non-Employee Directors under the 1995 Plan since April 15, 1999. All options were granted with an exercise price equal to 100% of the fair market value of the underlying common shares on the date of grant and a ten-year term. Options granted under the 1995 Plan are exercisable following termination of service as a director in the same manner as options granted under the 1998 Plan.

         If a Non-Employee Director ceases to be a director for reasons other than his death, his options granted under the 1993 Plan may be exercised for a period of three months, subject to their stated term. If a Non-Employee Director dies, his options granted under the 1993 Plan may be exercised for a period of one year, subject to their stated term.





                                PERFORMANCE GRAPH
                                -----------------

         The following line graph compares the yearly percentage change in Peoples' cumulative total shareholder return (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of Peoples' common shares at the end and the beginning of the measurement period; by (ii) the price of Peoples' common shares at the beginning of the measurement period) against the cumulative return for an index for NASDAQ Stock Market (U.S. Companies) comprised of all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market and an index for NASDAQ Bank Stocks comprised of all depository institutions (SIC Code #602) and depository institutions holding companies (SIC Code #671) that are traded on the NASDAQ National Market and the NASDAQ Small-Cap Market ("NASDAQ Bank Stocks"), for the five-year period ended December 31, 2000.


                      (actual numbers plotted on a graph)

                                                                NASDAQ STOCKS
Year ended     Peoples Bancorp Inc.     NASDAQ Bank Stocks     (U.S. Companies)
-----------    --------------------     -------------------    ----------------
12/31/95             100                      100                     100
12/31/96            126.86                  123.04                  132.04
12/31/97            203.92                  150.69                  221.06
12/31/98            181.96                  212.51                  219.64
12/31/99            180.59                  394.92                  211.14
12/31/00            141.56                  237.62                  241.08

Notes:   1.  Total return assumes reinvestment of dividends.
         2.  Fiscal year ending December 31.
         3. Return based on $100 dollars invested on December 31, 1995 in Peoples Bancorp common shares, an index for NASDAQ Stock Market (U. S. Companies), and an index for NASDAQ Bank Stocks.



                              SHAREHOLDER PROPOSALS
                             FOR 2002 ANNUAL MEETING

         Proposals by shareholders intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Secretary of Peoples no later than November 9, 2001, to be included in Peoples' proxy, notice of meeting and proxy statement relating to such meeting and should be mailed to Peoples Bancorp Inc., 138 Putnam Street, Marietta, Ohio 45750, Attention: Corporate Secretary. The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board of Directors. If a Shareholder intends to present a proposal at the 2002 Annual Meeting of Shareholders, and does not notify the Corporate Secretary of Peoples of the proposal by January 23, 2002, the proxies solicited by Peoples' Board of Directors for use at the 2002 Annual Meeting may be voted on the proposal without discussion of the proposal in Peoples' proxy statement for the 2002 Annual Meeting.

         Shareholders desiring to nominate candidates for election as Directors at the 2002 Annual Meeting must follow the procedures described in "Election of Directors".





               NOTIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of Peoples appointed the accounting firm of Ernst & Young LLP ("E&Y") to serve as independent auditors of Peoples for the 2000 Fiscal Year. Fees for the 2000 Fiscal Year were:


                        Audit Fees          $101,000
                        All Other Fees      $295,100


         The Board of Directors expects representatives of E&Y will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         Pursuant to the recommendation of the Audit Committee, it is anticipated E&Y will be appointed to serve as independent auditors of Peoples for the 2001 fiscal year.



                                  OTHER MATTERS

         As of the date of this proxy statement, the Board of Directors knows of no business to be presented for action by the shareholders at the 2001 Annual Meeting of Shareholders other than as set forth in this proxy statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment, the individuals authorized under management proxies will vote and act according to their best judgments in light of the conditions then prevailing.

         It is important that proxies be voted and returned promptly; therefore, shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign, and return the enclosed proxy card in the self-addressed envelope furnished herewith.


                                    By Order of the Board of Directors


                                /S/ ROBERT E. EVANS
                                    -------------------------------------
                                    Robert E. Evans
                                    President and Chief Executive Officer




                                                                      APPENDIX A
                                                                      ----------

        PEOPLES BANCORP INC. BOARD OF DIRECTORS' AUDIT COMMITTEE CHARTER

Page - 1

I.  Audit Committee Purpose

         The Audit Committee shall be appointed by the Board of Directors ("Board") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities shall be to:

o Monitor the integrity of Peoples' financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

o Monitor the independence and performance of Peoples' independent auditors and internal auditing department;

o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board; and

o        Report Audit Committee activities to the Board.


         In discharging its oversight role, the Audit Committee shall have the authority to conduct any investigation appropriate to fulfill its responsibilities, with full access to all books, records, facilities, and personnel of Peoples. The Audit Committee shall have authority to retain, at Peoples' expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.


II.  Audit Committee Composition and Meetings

1.       In compliance with SEC Audit Committee structure and composition standards, the Committee shall be comprised of at least three or more directors as determined by the Board. All members of the Committee shall be independent non-employee directors, free from any relationship that would interfere with the exercise of his or her independent judgment.

2.       In compliance with Nasdaq Audit Committee structure and
            composition standards, all members of the Committee shall have a basic understanding of finance and accounting, and be able to read and understand fundamental financial statements. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibility, which results in the individual's financial sophistication.

3.       The Committee shall meet at least four times annually  in the second month following a calendar quarter-end, or more frequently as circumstances or financial reporting deadlines dictate.

4.       The Committee shall meet at least annually  with  members  of management, the director of internal auditing, the independent auditors and may meet at any time in executive session to discuss any matters the Committee believes should be discussed.

5.       The Committee,  or at least its Chair, shall communicate quarterly with management and the independent auditors to review Peoples' financial statements and significant findings based upon the independent auditors' limited review procedures.


        PEOPLES BANCORP INC. BOARD OF DIRECTORS' AUDIT COMMITTEE CHARTER

Page - 2

III.  Audit Committee Responsibilities and Duties

Review Procedures
-----------------

1.       The Committee shall review and reassess the adequacy of this
            Charter annually; submit the Charter annually to the Board for approval and, at least every three years in compliance with SEC regulations, have the Charter published in Peoples' annual proxy statement.

2.       The Committee shall review Peoples' annual audited  financial statements, which review shall include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. In reliance on its review and discussions, the Committee shall present a recommendation to the Board regarding the inclusion of the financial statements in Peoples' Annual Report on Form 10-K.

3.       In consultation with management, the independent auditors, and the internal auditors, the Committee will: consider the integrity of Peoples' financial reporting processes and controls, discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures; and review significant findings of the independent auditors and the internal auditing department together with management's responses, including the status of previous recommendations.

4.       The Committee  shall  review with  financial  management  and the independent auditors Peoples' quarterly financial results prior to the release of earnings and/or Peoples' quarterly financial statements prior to filing or distribution. The Committee shall discuss any significant changes in Peoples' accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

Independent Auditors
--------------------

5.       The independent  auditors are ultimately accountable to the Audit
            Committee and the Board. The Committee shall review the independence and performance of the auditors, and annually recommend to the Board the appointment of the independent auditors, and, at any time circumstances warrant, recommend the discharge of the auditors.

6.       On an annual basis, the Committee shall review and discuss with the independent auditors all significant relationships the auditors have with Peoples that could impair the auditors' independence.

7.       The Committee shall review and approve the independent auditors'
            audit plan, including its scope, staffing, and reliance upon management, internal audit, and general approach. The Committee shall review and approve the fees and other significant compensation to be paid to the independent auditors.

8.       Prior to releasing the year-end  earnings, the Committee  shall discuss the results of the audit with the independent auditors, and consider the independent auditors' judgments regarding the quality and appropriateness of Peoples' accounting principles as applied in its financial reporting.


        PEOPLES BANCORP INC. BOARD OF DIRECTORS' AUDIT COMMITTEE CHARTER

Page - 3


Internal Audit Department
-------------------------


9.       The  internal  audit  department  shall be  responsible  to senior management, but shall have direct reporting responsibility to the Board through the Committee. The Committee shall annually review the resource needs of the internal audit department.

10.      The  Committee  shall review and approve the audit plan,  any changes in its plan or activities, and the qualifications of the internal audit department, as needed.

11.      The Committee  shall review  significant  reports  prepared by the internal audit department, together with management's response and any necessary follow-up to the reports.


Legal Compliance
----------------

12.      On at least an annual  basis,  the  Committee  shall  review  with
            Peoples'  counsel  any  legal  matters,   including  asserted  and
            unasserted claims, that could have a significant impact on the organization's financial statements or Peoples' reputation.

13.      On at least an annual  basis,  The  Committee  shall  review  with
            Peoples' compliance officer Peoples' compliance with applicable laws, regulations, and inquiries received from regulators or governmental agencies.

14.      The Committee shall review all reports  concerning any significant fraud or regulatory noncompliance that occurs at Peoples. This review shall include consideration of strengthening internal controls to reduce the risk of a similar event in the future.


Other Audit Committee Responsibilities
--------------------------------------


15.      The Committee shall prepare a Report to the  Shareholders,  as required by the Securities and Exchange Commission, to be included in Peoples' annual proxy statement.

16.      The Committee shall maitain minutes of its meetings and periodically report to the Board on significant results of the foregoing activities.



                                REVOCABLE PROXY
                              PEOPLES BANCORP INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 12, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder(s) of common shares of Peoples Bancorp Inc. (the "Company") hereby constitutes and appoints Robert E. Evans and Joseph H. Wesel, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Thursday, April 12, 2001, in the Ball Room, Holiday Inn, 701 Pike Street, Marietta, Ohio (I-77 Ohio exit 1) at 10:30 A.M., local time, and any adjournment(s) thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

1. The election as Directors of the Company of all of the nominees listed below for terms of three years each (except as marked to the contrary):


    Robert E. Evans    Robert W. Price    Paul T. Theisen   Thomas C. Vadakin

        [  ] FOR             [  ] WITHHOLD           [  ] FOR ALL EXCEPT


    *(INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For all Except" and write the name of the nominee in the space provided below.

 ------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment(s) thereof.

     WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

     All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the April 12, 2001 meeting and the Summary Annual Report and Form 10-K of the Company for the fiscal year ended December 31, 2000.

              Dated: _______________________________________, 20__


               --------------------------------------------------
                             Shareholder sign above

               ---------------------------------------------------
                          Co-holder (if any) sign above


     Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders MUST sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address on this Proxy.)

PLEASE FILL IN, DATE, SIGN AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE